Exhibit 99.1

Agreement of Joint Filing

     Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: February 16, 2005

Camden Partners Strategic Fund III, L.P.

By: Camden Partners Strategic III, LLC, its
general partner

/s/ Donald W. Hughes
Name: Donald W. Hughes
Title: Managing Member

Camden Partners Strategic Fund III-A, L.P.

By: Camden Partners Strategic III, LLC, its
general partner

/s/ Donald W. Hughes
Name: Donald W. Hughes
Title: Managing Member

Camden Partners Strategic III, LLC

/s/ Donald W. Hughes
Name: Donald W. Hughes
Title: Managing Member

Richard M. Berkeley

/s/ Donald W. Hughes, Attorney-in-Fact

Donald W. Hughes

/s/ Donald W. Hughes

Richard M. Johnston

/s/ Donald W. Hughes, Attorney-in-Fact

David L. Warnock

/s/ Donald W. Hughes, Attorney-in-Fact